EXHIBIT (21)

                           Subsidiaries of Registrant


Name:                              Kleinert's, Inc. of Alabama

State of Incorporation:            Alabama

Trading as:                        Kleinert's, Inc. of Alabama


Name:                              Kleinert's, Inc. of Delaware

State of Incorporation:            Delaware

Trading as:                        Kleinert's, Inc. of Delaware


Name:                              Kleinert's, Inc. of New York

State of Incorporation:            New York

Trading as:                        Kleinert's, Inc. of New York


Name:                              Kleinert's, Inc. of Florida

State of Incorporation:            Florida

Trading as:                        Kleinert's, Inc. of Florida


Name:                              Certified Apparel Services of Honduras, S.A.

State of Incorporation:            Honduras, CA.

Trading as:                        Certified Apparel Services of Honduras, S.A.

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